UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2018
INTL FCStone Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue, Suite 1500, New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 485-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
In connection with the offering by INTL FCStone Inc. (the “Company”) of $350 million in aggregate principal amount of Senior Secured Notes due 2023 (the “Notes”), on October 22, 2018, the Company, as borrower, and various of the Company’s subsidiaries, as guarantors, entered into a Sixth Amendment to Credit Agreement (the “Revolver Amendment”) with respect to the Company’s $262.0 million revolving credit facility with Bank of America, N.A., as administrative Agent, and other lenders thereunder. The Revolver Amendment amends the Revolving Credit Facility to, among other things, permit the incurrence of additional indebtedness and liens by the Company and its guarantor subsidiaries resulting from the offering of the Notes.

The description of the Revolver Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment. A copy of the Revolver Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.     Results of Operations and Financial Condition.
Item 7.01.    Regulation FD Disclosure.
On October 22, 2018, the Company issued a press release announcing its intention to offer $350 million in aggregate principal amount of Senior Secured Notes due 2023 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will be guaranteed by subsidiaries of the Company that guarantee the Company’s revolving credit facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Company’s offering of the Notes and the related guarantees, the Company is including in the preliminary offering memorandum relating to the offering preliminary financial information with respect to its fiscal year ended September 30, 2018, as well as certain financial measures, with respect to historical periods, that are not presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This information, some of which has not been previously disclosed publicly by the Company, as excerpted from the preliminary offering memorandum relating to the offering, is furnished on Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Investors are cautioned that, because the fiscal year ended September 30, 2018 has recently ended, the preliminary anticipated results for the fiscal year ended September 30, 2018 furnished on Exhibit 99.2 are based on information available to the Company’s management as of the date of this Current Report on Form 8-K and reflect assumptions and estimates based on such currently available preliminary financial information. This preliminary financial information is based on management’s internal reporting and is subject to adjustment for quarter- and year-end closing procedures (which have not been completed). The Company’s independent registered public accounting firm has not performed any audit, review or set of procedures with respect to such preliminary financial information. An audit, review or set of procedures of such financial information could result in changes to these preliminary results. Actual results may be materially different from the current expectations furnished on Exhibit 99.2, and undue reliance should not be placed on these current expectations. In addition, these preliminary expectations are not necessarily indicative of results of operations for any future period.

The preliminary financial information furnished on Exhibit 99.2 includes references to Adjusted EBITDA and adjusted net income, which are non-GAAP financial measures. The Company presents these non-GAAP financial measures because they are used by management to evaluate the Company’s performance and believes they allow for a more meaningful comparison of operating performance from period to period. For a discussion of Adjusted EBITDA (including additional reasons the Company presents such measure), see Exhibit 99.2 under the heading “Non-GAAP Financial Measures.” Investors are cautioned to consider the qualifications and limitations set forth on Exhibit 99.2 with respect to the non-GAAP financial measures furnished thereon.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes, the related guarantees or any other security, nor shall there be any offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Notes and the related guarantees will be made only by means of a private offering memorandum.

The offer and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act, or the securities laws of any other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or applicable exemptions from registration requirements.

The information furnished pursuant to Item 2.02 and Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Sixth Amendment to Credit Agreement, dated as of October 22, 2018, among the Company, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent.
Exhibit 99.1	Press release dated October 22, 2018.
Exhibit 99.2	Preliminary Financial Information for fiscal year ended September 30, 2018 and Non-GAAP Financial Measures.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2018	INTL FCStone Inc. By: /s/ Brian T. Sephton Brian T. Sephton, Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document
Exhibit 10.1	Sixth Amendment to Credit Agreement, dated as of October 22, 2018, among the Company, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent.
Exhibit 99.1	Press release dated October 22, 2018.
Exhibit 99.2	Preliminary Financial Information for fiscal year ended September 30, 2018 and Non-GAAP Financial Measures.